      As filed with the Securities and Exchange Commission on May 8, 1997.
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               -----------------

                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)

                  Texas                               75-1798185
   (State or other jurisdiction of     (I.R.S. employer identification number)
    incorporation or organization)

                               3015 SSE Loop 323
                               Tyler, Texas 75701
                    (Address of principal executive offices)

                               -----------------

                                  TCA CABLE TV
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plan)

                               -----------------

                                ROBERT M. ROGERS
                               3015 SSE Loop 323
                               Tyler, Texas 75701
          (Name and address of agent for service of agent for service)

                                 (903) 595-3701
                    (Telephone number, including area code,
                             of agent for service)

                               -----------------

                                    COPY TO:
                               JAMES S. RYAN, III
                            Jackson & Walker, L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas  75202

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  Proposed             Proposed
                Title of                       Amount             Maximum              Maximum             Amount of
               Securities                       to be          Offering Price          Aggregate          Registration
            to be Registered                 Registered        Per Share (1)      Offering  Price (1)        Fee (1)
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value              250,000 shares         $33.625             $8,406,250           $2,548.00
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), registration fee is based on a price of $33.625 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on May 2, 1997.

PROSPECTUS

                               TCA CABLE TV, INC.

                         250,000 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of up to 250,000 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock") of TCA Cable TV, Inc. (the "Company"), issued pursuant to the provisions of the TCA Cable TV, Inc. Non-Employee Directors' Stock Option Plan (the "Plan").

         The Shares may be sold from time to time by the Selling Shareholders or by permitted transferees. The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq/NMS") under the symbol "TCAT" and may be sold from time to time by the Selling Shareholders either directly in private transactions, or through one or more brokers or dealers on the Nasdaq/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On May 2, 1997, the last reported sale price of the Common Stock, as reported on the Nasdaq/NMS, was $34.25.

         Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred within this offering. The expenses incurred in connection with Offering are estimated to be approximately $5,000.

                               -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 8, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq/NMS. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq/NMS.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company's principal executive offices are located at 3015 SSE Loop 323, Tyler, Texas 75701 and its telephone number is (903) 595-3701.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (i) Annual Report of the Company on Form 10-K for the year ended October 31, 1996 (the "Annual Report");

         (ii)    All other reports filed with the Commission pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to Karen L. Garrett, 3015 S.S.E. Loop 323, Tyler, Texas 75701, telephone number (903) 595-3701.

                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and resale of Shares issued to certain Shareholders pursuant to the Plan.

         The table below sets forth information concerning the Common Stock owned by the following Selling Shareholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates:

                                   OWNERSHIP OF          COMMON STOCK            AMOUNT AND
                                COMMON STOCK PRIOR   OFFERED FOR SELLING    PERCENTAGE OF CLASS
 NAME                               TO OFFERING          SHAREHOLDERS        AFTER OFFERING(1)
 ----                               -----------          ------------        -----------------
 James F. Ackerman                     15,000               5,000                  10,000
          Director

 Ben R. Fisch, M.D.                   671,180               5,000                 666,180
          Director

 Kenneth S. Gunter(3)                  10,500               5,000                   5,500
          Director

 A.W. Riter, Jr.(4)                   684,940               5,000                 679,940
          Director

 Fred W. Smith(2)                      15,000               5,000                  10,000
          Director
----------------------------

*        Indicates shares held are less than 1% of class.
(1)      Based on 24,831,444 shares of Common Stock outstanding on May 7, 1997.

(2)      Shares are owned by a trust for which Mr. Smith is a Co-Trustee.

(3)      Shares are owned by a trust for which Mr. Gunter is Trustee.

(4) Includes 42,480 shares owned by various trusts for which Mr. Riter is a Co-Trustee and 80,000 shares owned by a family partnership of which a trust controlled by Mr. Riter is the sole general partner.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by any of the Selling Shareholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or such permitted transferees or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the Nasdaq/NMS, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public and all underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholders related thereto.

         In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                 LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.


                                    EXPERTS

         The consolidated balance sheets as of October 31, 1996 and 1995 and the consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended October 31, 1996, appearing in the Company's Annual Report on Form 10-K, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph describing the change in the method of accounting for income taxes in 1994, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                INDEMNIFICATION

         The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                              Page
                                              ----
Available Information . . . . . . . . . . . .  2
Incorporation by Reference  . . . . . . . . .  2
Selling Shareholders  . . . . . . . . . . . .  3
Use of Proceeds . . . . . . . . . . . . . . .  4
Plan of Distribution  . . . . . . . . . . . .  4
Legal Matters . . . . . . . . . . . . . . . .  5
Experts . . . . . . . . . . . . . . . . . . .  5
Indemnification . . . . . . . . . . . . . . .  5


================================================================================


                                 250,000 Shares

                                  Common Stock




                               TCA CABLE TV, INC.



                                  May 8, 1997

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by TCA Cable TV, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

         (i) Annual Report of the Company on Form 10-K for the year ended October 31, 1996 (the "Annual Report");

         (ii)    All other reports filed with the Commission pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the documents referred to in the Annual Report; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Registration Statement) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number           Description of Exhibit
-------          ----------------------
4.1              Articles of Incorporation of the Company.(1)

4.2 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4              Bylaws of the Registrant.(1)

4.5              Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(4)

15               None.

23.1             Consent of Coopers & Lybrand, L.L.P.(4)

23.3 Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson & Walker, L.L.P. filed as Exhibit 5).(4)

24               Power of Attorney (included in Part II hereof).(4)

99               TCA Cable TV, Inc. Non-Employee Directors' Stock Option
                 Plan.(3)


------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of May 16, 1988, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Definitive Proxy Materials dated as of February 24, 1997, and incorporated herein by reference.

(4)      Filed herewith.


ITEM 9.  UNDERTAKINGS.

     (a)         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                 by section 10(a)(3) of the Securities Act of 1933, as amended;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 8th day of May, 1997.

                                        TCA CABLE TV, INC.



                                        By:  /s/ Jimmie F. Taylor
                                             -----------------------------------
                                             Jimmie F. Taylor, Vice President,
                                             Chief Financial Officer and
                                             Treasurer
                                             (Principal Accounting and
                                             Financial Officer)


                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert M. Rogers, Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                          Date
---------                           -----                                          ----
/s/ Robert M. Rogers                Chairman of the Board, Chief                   May 8, 1997
-------------------------           Executive Officer and Director
Robert M. Rogers                    (Principal Executive Officer)


/s/ Fred R. Nichols                 President, Chief Operating                     May 8, 1997
-------------------------           Officer and Director
Fred R. Nichols


/s/ Jimmie F. Taylor                Vice President, Chief Financial Officer        May 8, 1997
-------------------------           and Treasurer
Jimmie F. Taylor                    (Principal Accounting and Financial
                                    Officer)



/s/ Fred W. Smith                   Director                                       May 8, 1997
-------------------------
Fred W. Smith


/s/ Wayne J. McKinney               Director                                       May 8, 1997
-------------------------
Wayne J. McKinney


/s/ Ben R. Fisch, M.D.              Director                                       May 8, 1997
-------------------------
Ben R. Fisch, M.D.


/s/ Kenneth S. Gunter               Director                                       May 8, 1997
-------------------------
Kenneth S. Gunter



/s/ Randall K. Rogers               Director                                       May 8, 1997
-------------------------
Randall K. Rogers


/s/ A. W. Riter, Jr.                Director                                       May 8, 1997
-------------------------
A. W. Riter, Jr.


/s/ James F. Ackerman               Director                                       May 8, 1997
-------------------------
James F. Ackerman

                               INDEX TO EXHIBITS

Exhibit No.      Exhibit
-----------      -------
4.1              Articles of Incorporation of the Company.(1)

4.2 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3 Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4              Bylaws of the Registrant.(1)

4.5              Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(4)

15               None.

23.1             Consent of Coopers & Lybrand, L.L.P.(4)

23.3 Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson & Walker, L.L.P. filed as Exhibit 5).(4)

24               Power of Attorney (included in Part II hereof).(4)

99               TCA Cable TV, Inc. Non-Employee Directors' Stock Option
                 Plan.(3)

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(1)              Previously filed as an exhibit to the Registrant's
                 Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of May 16, 1988, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Definitive Proxy Materials dated as of February 24, 1997, and incorporated herein by reference.

(4)              Filed herewith.